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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated November 7, 1997, except for Note 12 dated April 20, 1998, on our audits of the financial statements of Nutro Laboratories, Inc. as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997. We also consent to the reference to our firm under the caption 'Experts'.

                                          AMPER, POLITZINER & MATTIA P.A.

Princeton, New Jersey
May 8, 1998